                                                                   Exhibit 99.2

                                CLARK USA, INC.

                         NOTICE OF GUARANTEED DELIVERY
                                      OF
            11 1/2% SENIOR CUMULATIVE EXCHANGEABLE PREFERRED STOCK

  As set forth in the Prospectus, dated January   , 1998 (as the same may be
amended from time to time, the "Prospectus") of Clark USA, Inc. (the "Company") under the caption "The Exchange Offer--Guaranteed Delivery Procedures," this form or one substantially equivalent hereto must be used to accept the Company's offer (the "Exchange Offer") to exchange one share of its 11 1/2% New Senior Cumulative Exchangeable Preferred Stock, liquidation preference $1,000 per share (the "New Exchangeable Preferred Stock"), which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each share of its outstanding 11 1/2% Senior Cumulative Exchangeable Preferred Stock, liquidation preference $1,000 per share (the "Old Exchangeable Preferred Stock"), if (i) certificates representing the Old Exchangeable Preferred Stock to be exchanged are not lost but are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later
than 5:00 p.m., New York City time, on       , 1998. All capitalized terms
used herein but not defined shall have the meanings ascribed to them in the Prospectus.

                            The Exchange Agent is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

By Registered or Certified Mail:                    By Overnight Courier:
 First Chicago Trust Company of         First Chicago Trust Company of New York
            New York                                 Tenders & Exchanges
       Tenders & Exchanges                             14 Wall Street
          P.O. Box 2569                                   8th Floor
           Suite 4660                                    Suite 4680
   Jersey City, NJ 07303-2569                        New York, NY 10005

                             Confirm by Telephone:
                                (201) 324-0137

            By Hand:                                    By Facsimile:
 First Chicago Trust Company of                        (201) 222-4720
            New York
 Attention: Tenders & Exchanges
c/o The Depository Trust Company
     55 Water Street DTC TAD
 Vietnam Veterans Memorial Plaza
       New York, NY 10041

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby tender(s) for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Exchangeable Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."
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  The undersigned understands and acknowledges that the Exchange Offer will
expire at 5:00 p.m., New York City time, on        , 1998, unless extended by
the Company. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company.

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                                          Principal Amount of Old Exchangeable
             SIGNATURES                   Preferred Stock Exchanged: $ ________


 -----------------------------------      Certificate Nos. of Old Exchangeable
         SIGNATURE OF OWNER               Preferred Stock (if available)

                                          -------------------------------------
 -----------------------------------      -------------------------------------
  SIGNATURE OF OWNER (IF MORE THAN
                ONE)

                                          Total $ _____________________________


 Dated:                           ,       IF OLD EXCHANGEABLE PREFERRED STOCK
 1998                                     WILL BE DELIVERED BY BOOK-ENTRY
                                          TRANSFER, PROVIDE THE DEPOSITORY
                                          TRUST COMPANY ("DTC") ACCOUNT NO.:

 Name(s): __________________________
     ----------------------------

           (PLEASE PRINT)                 Account No.: ________________________

 Address: __________________________
     ----------------------------
     ----------------------------
         (INCLUDE ZIP CODE)

 Area Code and
 Telephone No.: ____________________

 Capacity (full title), if signing
 in a repre-
 sentative capacity: _______________

 Taxpayer Identification or
 Social Security No.: ______________


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                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national security exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby guarantees that (a) that the above named person(s) "own(s)" the Old Exchangeable Preferred Stock tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, (b) that such tender of Old Exchangeable Preferred Stock complies with Rule 10b-4 and (c) within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, certificates representing the Old Exchangeable Preferred Stock tendered hereby, in proper form for transfer, or, in the case of a book-entry transfer, confirmation of a book-entry transfer into the Exchange Agent's account at DTC, together, in each case, with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), will be delivered by the undersigned to the Exchange Agent.

Name of Firm: _______________________     -------------------------------------

                                                  AUTHORIZED SIGNATURE
Address: ____________________________


                                          Name: _______________________________
-------------------------------------


                                          Title: ______________________________
Area Code and Telephone No.: ________

                                          Date: _______________________________

  NOTE: DO NOT SEND OLD EXCHANGEABLE PREFERRED STOCK WITH THIS FORM. ACTUAL SURRENDER OF OLD EXCHANGEABLE PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.

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